Exhibit 99.1

DOLLAR TREE, INC. REPORTS RESULTS FOR THE SECOND QUARTER FISCAL 2015
~ Sales increased to $3.01 billion and Same-Store Sales increased 2.7% ~
~ Reaffirms estimate of $300 million in run-rate synergies by end of third year ~
~ Company is progressing on Family Dollar integration plan ~

CHESAPEAKE, Va. - September 1, 2015 - Dollar Tree, Inc. (NASDAQ: DLTR), North America's leading operator of discount variety stores, today reported results for its second fiscal quarter ended August 1, 2015.
Bob Sasser, Chief Executive Officer of Dollar Tree, stated, “I am extremely proud of Dollar Tree’s accomplishments in the second quarter. We delivered our 30th consecutive quarter of positive same-store sales, broke ground on our southeast distribution center in South Carolina, successfully completed our acquisition of Family Dollar, and quickly initiated our integration plan.”
Merger Integration
On July 6, 2015, Dollar Tree completed its acquisition of Family Dollar Stores, Inc. Since that date, the Company has been executing its integration plan.
Sasser added, “We are very pleased to have successfully completed the acquisition. We are now an organization with annual sales exceeding $19 billion, more than 13,800 stores across North America and a network of more than 145,000 associates. We remain confident in our ability to deliver $300 million in annual run-rate synergies by the end of the third year post-acquisition. This combination provides us with the unique opportunity to leverage our multiple banners to better serve a broader range of customers, while enhancing our ability to deliver long-term profitable growth for our shareholders.”
Second Quarter Results
Net sales increased 48.3% to $3.01 billion from $2.03 billion in the prior year’s second quarter. The increase was the result of $811.6 million in sales from the Family Dollar segment since closing on the acquisition, and a same-store sales increase of 2.7% on a constant currency basis for the Dollar Tree segment. Same-store sales increased 4.5% in the prior-year period for the Dollar Tree segment. Adjusted for the impact of Canadian currency fluctuations, the same-store sales increase was 2.4%. The positive same-store sales were driven by increases in customer count and average ticket.
Gross profit increased by $161.1 million, or 23.2%, to $855.2 million in the second quarter compared to $694.1 million in the prior year’s second quarter. The dollar increase was primarily driven by $105.9 million of gross profit for Family Dollar as well as higher sales at Dollar Tree. As a percent of sales, gross margin decreased to 28.4% compared to 34.2% in the prior year. The primary contributors to the decrease were $60 million of markdown expense for Family Dollar related to SKU rationalization and planned liquidations, $11.1 million for Family Dollar related to the amortization of the stepped up inventory basis and the impact of the overall lower-margin product mix for the Family Dollar business.

Selling, general and administrative expenses were 24.3% of sales compared to 24.1% of sales in the prior year's second quarter. Acquisition-related costs were $17.7 million in the second quarter of 2015 and $7.5 million in the second quarter of 2014. Excluding acquisition-related costs, selling, general and administrative expenses were flat at 23.7% of sales for both years.
Net income, including acquisition-related costs, decreased $219.5 million compared to the prior year’s second quarter, resulting in a net loss of $0.46 per diluted share. Excluding acquisition-related adjustments, net income decreased $72.6 million to $53.5 million and diluted earnings per share decreased 59% to $0.25.
The Dollar Tree segment, excluding all acquisition-related costs and share changes, produced adjusted net income of $138.9 million, or $0.67 per adjusted diluted share, as detailed in the attached Reconciliation of Consolidated Pre-Tax Loss to Dollar Tree Segment Adjusted Earnings Per Share Excluding Acquisition Related Costs table. This adjusted net income per adjusted diluted share is relevant and useful because it shows what the Dollar Tree segment would have earned excluding all acquisition-related costs and share changes. This compares to adjusted earnings per diluted share for the Dollar Tree segment of $0.61 in the prior year’s second quarter.
During the quarter, the Company acquired 8,284 Family Dollar stores, opened 141 stores, expanded or relocated 40 stores, and closed 1 store. Additionally, as part of its re-banner initiative, the Company closed 18 Family Dollar stores, of which four have re-opened as Dollar Tree stores and the other 14 re-opened as Dollar Tree stores following quarter-end. Retail selling square footage at the end of the quarter was approximately 108.2 million square feet.
First Six Months Results
Consolidated net sales increased 28.7% to $5.19 billion from $4.03 billion in the first six months of 2014. Family Dollar sales represented $811.6 million of the increase. Same-store sales, for the Dollar Tree segment, increased 3.0% on a constant currency basis, compared to a 3.2% increase in the prior-year period. Adjusted for the impact of Canadian currency fluctuations, the same-store sales increase was 2.8%.
Gross profit increased $213.4 million, or 15.3%, to $1.60 billion from $1.39 billion in the first six months of 2014. As a percent of sales, gross margin decreased by 360 basis points to 30.9%. The primary contributors to the decrease were $60 million of markdown expense for Family Dollar related to SKU rationalization and planned liquidations, $11.1 million for Family Dollar related to the amortization of the stepped up inventory basis and the impact of the overall lower-margin product mix for the Family Dollar business.
Selling, general and administrative expenses were 24.1% of sales compared to 23.7% of sales in the first six months of 2014. Acquisition-related costs were $28.1 million in the first six months of 2015 and $7.5 million in the first six months of 2014. Excluding acquisition-related costs, selling, general and administrative expenses were 23.5% of sales, flat compared to the first six months of the prior year.
Net income, including acquisition-related costs, decreased $288.2 million compared to the prior year's first six months, resulting in a net loss of $0.14 per diluted share. Excluding acquisition-related adjustments, net income decreased $63.5 million to $200.8 million and diluted earnings per share decreased 25.8% to $0.95.
Company Outlook
The Company estimates consolidated net sales for the third quarter of 2015 to range from $4.78 billion to $4.87 billion, based on a low single-digit increase in same-store sales. For the full year, the Company estimates consolidated net sales to range from $15.30 billion to $15.52 billion, based on a low single-digit increase in same-store sales.
As a result of the recently-completed acquisition, the significant integration initiatives and the divestiture process, the Company is not providing earnings per share guidance for the third quarter or full year at this time.

Conference Call Information
On Tuesday, September 1, 2015, the Company will host a conference call to discuss its earnings results at 9:00 a.m. Eastern Time. The telephone number for the call is 888-737-3713. A recorded version of the call will be available until midnight Monday, September 7, 2015 and may be accessed by dialing 888-203-1112.The access code is 9293899. A webcast of the call is accessible through Dollar Tree's website, and will remain online until Monday, September 7.
Dollar Tree, a Fortune 500 Company, operated 13,864 stores across 48 states and five Canadian provinces as of August 1, 2015. Stores operate under the brands of Dollar Tree, Family Dollar, Dollar Tree Canada, and Deals. To learn more about the Company, visit www.DollarTree.com.
A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding third quarter 2015 and full year 2015 net sales and same-store sales, acquisition-related synergies and expenses, the benefits, results, and effects of the merger, future financial and operating results, the combined company's plans, objectives, expectations (financial or otherwise) and intentions. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” "Business," “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 13, 2015, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections in our Quarterly Report on Form 10-Q filed May 21, 2015 and other filings with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward- looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.
CONTACT:    Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com

DOLLAR TREE, INC.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	13 Weeks Ended
	August 1, 2015			August 2, 2014
	(Unaudited)			(Unaudited)
	As Reported	Adjustments (a)	As Adjusted	As Reported	Adjustments (a)	As Adjusted

Net sales	$3,011.2	$—	$3,011.2	$2,031.1	$—	$2,031.1

Cost of sales	2,156.0	—	2,156.0	1,337.0	—	1,337.0

Gross profit	855.2	—	855.2	694.1	—	694.1
	28.4%		28.4%	34.2%		34.2%

Selling, general & administrative expenses	731.8	(17.7)	714.1	489.1	(7.5)	481.6
	24.3%	(0.6)%	23.7%	24.1%	(0.4)%	23.7%

Operating income	123.4	17.7	141.1	205.0	7.5	212.5
	4.1%	0.6%	4.7%	10.1%	0.4%	10.5%

Interest expense, net	263.9	(227.6)	36.3	8.4	—	8.4
Other expense, net	1.7	—	1.7	—	—	—

Income (loss) before income taxes	(142.2)	245.3	103.1	196.6	7.5	204.1
	(4.7)%	8.1%	3.4%	9.7%	0.4%	10.0%

Income tax expense (benefit)	(44.2)	93.8	49.6	75.1	2.9	78.0
Income tax rate	31.1%	38.3%	48.1%	38.2%	38.3%	38.2%

Net income (loss)	$(98.0)	$151.5	$53.5	$121.5	$4.6	$126.1
	(3.3)%	5.0%	1.8%	6.0%	0.2%	6.2%

Net earnings (loss) per share:
Basic	$(0.46)	$0.71	$0.25	$0.59	$0.02	$0.61
Weighted average number of shares	214.3	214.3	214.3	205.8	205.8	205.8

Diluted	$(0.46)	$0.70	$0.25	$0.59	$0.02	$0.61
Weighted average number of shares	214.3	215.3	215.3	206.6	206.6	206.6

(a) The adjustments to Selling, general and administrative expenses and Interest expense, net are related to the acquisition of Family Dollar Stores, Inc. The adjustments to Interest expense, net represent the incremental costs incurred to the July 6, 2015 acquisition date and in conjunction with the repayment of pre-existing debt.

NOTE: These condensed consolidated income statements have been prepared on a basis consistent with our previously prepared income statements filed with the Securities and Exchange Commission for our prior quarter and annual periods, with the exception of the footnotes required by GAAP for completed financial statements and inclusion of certain non-GAAP adjustments and measures as described in footnote (a) above. Management believes the reporting of comparable results is important in assessing the overall performance of the business and is therefore useful for investors and prospective investors.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	26 Weeks Ended
	August 1, 2015			August 2, 2014
	(Unaudited)			(Unaudited)
	As Reported	Adjustments (a)	As Adjusted	As Reported	Adjustments (a)	As Adjusted

Net sales	$5,187.8	$—	$5,187.8	$4,031.4	$—	$4,031.4

Cost of sales	3,583.7	—	3,583.7	2,640.7	—	2,640.7

Gross profit	1,604.1	—	1,604.1	1,390.7	—	1,390.7
	30.9%		30.9%	34.5%		34.5%

Selling, general & administrative expenses	1,247.8	(28.1)	1,219.7	953.8	(7.5)	946.3
	24.1%	(0.5)%	23.5%	23.7%	(0.2)%	23.5%

Operating income	356.3	28.1	384.4	436.9	7.5	444.4
	6.9%	0.5%	7.4%	10.8%	0.2%	11.0%

Interest expense, net	386.2	(343.2)	43.0	16.6	—	16.6
Other income, net	(0.9)	—	(0.9)	—	—	—

Income (loss) before income taxes	(29.0)	371.3	342.3	420.3	7.5	427.8
	(0.6)%	7.2%	6.6%	10.4%	0.2%	10.6%

Income tax expense (benefit)	(0.5)	142.0	141.5	160.6	2.9	163.5
Income tax rate	1.7%	38.3%	41.3%	38.2%	38.2%	38.2%

Net income (loss)	$(28.5)	$229.3	$200.8	$259.7	$4.6	$264.3
	(0.5)%	4.4%	3.9%	6.4%	0.1%	6.6%

Net earnings (loss) per share:
Basic	$(0.14)	$1.08	$0.95	$1.26	$0.02	$1.28
Weighted average number of shares	210.3	210.3	210.3	206.3	206.3	206.3

Diluted	$(0.14)	$1.09	$0.95	$1.25	$0.02	$1.28
Weighted average number of shares	210.3	211.2	211.2	207.2	207.2	207.2

(a) The adjustments to Selling, general and administrative expenses and Interest expense, net are related to the acquisition of Family Dollar Stores, Inc. The adjustments to Interest expense, net represent the incremental costs incurred to the July 6, 2015 acquisition date and in conjunction with the repayment of pre-existing debt.

NOTE: These condensed consolidated income statements have been prepared on a basis consistent with our previously prepared income statements filed with the Securities and Exchange Commission for our prior quarter and annual periods, with the exception of the footnotes required by GAAP for completed financial statements and inclusion of certain non-GAAP adjustments and measures as described in footnote (a) above. Management believes the reporting of comparable results is important in assessing the overall performance of the business and is therefore useful for investors and prospective investors.

DOLLAR TREE, INC.
Segment Information
(In millions, except store count)

	13 Weeks Ended						26 Weeks Ended
	August 1, 2015			August 2, 2014			August 1, 2015			August 2, 2014
	(Unaudited)			(Unaudited)			(Unaudited)			(Unaudited)
	As Reported	Adj (a)	As Adjusted	As Reported	Adj (a)	As Adjusted	As Reported	Adj (a)	As Adjusted	As Reported	Adj (a)	As Adjusted

Net sales:
Dollar Tree	$2,199.6	$—	$2,199.6	$2,031.1	$—	$2,031.1	$4,376.2	$—	$4,376.2	$4,031.4	$—	$4,031.4
Family Dollar	811.6	—	811.6	—	—	—	811.6	—	811.6	—	—	—
Total net sales	$3,011.2	$—	$3,011.2	$2,031.1	$—	$2,031.1	$5,187.8	$—	$5,187.8	$4,031.4	$—	$4,031.4

Gross profit:
Dollar Tree	$749.3	$—	$749.3	$694.1	$—	$694.1	$1,498.2	$—	$1,498.2	$1,390.7	$—	$1,390.7
Family Dollar	105.9	—	105.9	—	—	—	105.9	—	105.9	—	—	—
Total gross profit	$855.2	$—	$855.2	$694.1	$—	$694.1	$1,604.1	$—	$1,604.1	$1,390.7	$—	$1,390.7

Operating income (loss):
Dollar Tree	$218.4	$16.5	$234.9	$205.0	$7.5	$212.5	$451.3	$26.9	$478.2	$436.9	$7.5	$444.4
Family Dollar	(95.0)	1.2	(93.8)	—	—	—	(95.0)	1.2	(93.8)	—	—	—
Total operating income	$123.4	$17.7	$141.1	$205.0	$7.5	$212.5	$356.3	$28.1	$384.4	$436.9	$7.5	$444.4

	13 Weeks Ended						26 Weeks Ended
	August 1,			August 2,			August 1,			August 2,
	2015			2014			2015			2014
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	5,454	8,284	13,738	5,080	—	5,080	5,367	8,284	13,651	4,992	—	4,992
New	126	15	141	90	—	90	219	15	234	184	—	184
Rebanner (b)	4	(18)	(14)	—	—	—	4	(18)	(14)	—	—	—
Closings	(1)	—	(1)	(4)	—	(4)	(7)	—	(7)	(10)	—	(10)
Ending	5,583	8,281	13,864	5,166	—	5,166	5,583	8,281	13,864	5,166	—	5,166
Selling Square Footage (in millions)	48.3	59.9	108.2	44.8	—	44.8	48.3	59.9	108.2	44.8	—	44.8
Growth Rate (Square Footage)	7.8%	100.0%	141.5%	6.8%	—%	6.8%	7.8%	100.0%	141.5%	6.8%	—%	6.8%

(a) The adjustments to Selling, general and administrative expenses are related to the acquisition of Family Dollar Stores, Inc.
(b) Rebanner represent stores being converted from the Family Dollar segment to the Dollar Tree segment. The Family Dollar segment shows the store as a reduction in store count when it ceases operations and the Dollar Tree segment shows it as an increase in store count upon reopening.

NOTE: These condensed consolidated income statements have been prepared on a basis consistent with our previously prepared income statements filed with the Securities and Exchange Commission for our prior quarter and annual periods, with the exception of the footnotes required by GAAP for completed financial statements and inclusion of certain non-GAAP adjustments and measures as described in footnote (a) above. Management believes the reporting of comparable results is important in assessing the overall performance of the business and is therefore useful for investors and prospective investors. The results of Family Dollar's operations are included from the July 6, 2015 acquisition date.

DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	August 1,	January 31,	August 2,
	2015	2015	2014

Cash and cash equivalents	$1,302.5	$864.1	$467.7
Restricted cash	4.0	—	—
Merchandise inventories, net	2,825.1	1,035.7	1,084.0
Current deferred tax assets, net	85.5	28.3	17.1
Other current assets	307.6	66.5	94.4
Total current assets	4,524.7	1,994.6	1,663.2

Property and equipment, net	3,151.9	1,210.5	1,153.4
Goodwill	4,982.8	164.6	169.8
Deferred tax assets, net	—	30.6	42.2
Favorable lease rights, net	620.8	0.9	1.7
Other intangible assets, net	3,106.3	1.2	2.1
Other assets, net	178.6	90.3	97.5

Total assets	$16,565.1	$3,492.7	$3,129.9

Current portion of long-term debt	$83.0	$—	$—
Accounts payable	1,152.5	433.6	524.2
Other current liabilities	837.8	385.3	256.1
Income taxes payable	—	42.7	2.7
Total current liabilities	2,073.3	861.6	783.0

Long-term debt	8,265.5	682.7	740.2
Unfavorable lease rights, net	162.4	—	—
Deferred tax liabilities, net	1,655.1	—	—
Other liabilities	361.8	163.4	158.6

Total liabilities	12,518.1	1,707.7	1,681.8

Shareholders' equity	4,047.0	1,785.0	1,448.1

Total liabilities and shareholders' equity	$16,565.1	$3,492.7	$3,129.9

The January 31, 2015 information was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)
	26 Weeks Ended
	August 1,	August 2,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$(28.5)	$259.7
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation and amortization	142.3	100.6
Provision for deferred taxes	(17.6)	(16.2)
Other non-cash adjustments to net income (loss)	57.5	25.7
Changes in operating assets and liabilities	(199.4)	(4.5)
Total adjustments	(17.2)	105.6
Net cash provided by (used in ) operating activities	(45.7)	365.3

Cash flows from investing activities:
Capital expenditures	(167.0)	(160.2)
Purchase of restricted investments	(12.0)	—
Acquisition of Family Dollar, net of cash and common stock acquired	(6,525.6)	—
Proceeds from sale of fixed assets	(0.3)	0.3
Net cash used in investing activities	(6,704.9)	(159.9)

Cash flows from financing activities:
Principal payments for long-term debt	(935.2)	(12.8)
Proceeds from long-term debt	8,200.0	—
Debt issuance costs	(88.9)	—
Proceeds from stock issued pursuant to stock-based
compensation plans	3.9	3.3
Tax benefit of exercises/vesting of stock-based compensation	10.0	3.6
Net cash provided by (used in) financing activities	7,189.8	(5.9)
Effect of exchange rate changes on cash and cash equivalents	(0.8)	0.5
Net increase in cash and cash equivalents	438.4	200.0
Cash and cash equivalents at beginning of period	864.1	267.7
Cash and cash equivalents at end of period	$1,302.5	$467.7

DOLLAR TREE, INC.
Reconciliation of Consolidated Pre-Tax Loss to Dollar Tree Segment Adjusted Earnings Per Share Excluding Acquisition Related Costs
(In millions, except per share data)

13 Weeks Ended August 1, 2015
Reported Consolidated Company Pre-Tax Income (Loss)	$(142.2)
Less: Family Dollar Segment Operating Income (Loss)	(95.0)
Plus: Dollar Tree Segment Acquisition Fees	16.5
Plus: Consolidated Company Interest Expense, net	263.9
Less: 13 Weeks Ended May 2, 2015 As Adjusted Interest Expense, net	8.2
Adjusted Dollar Tree Segment Pre-Tax Income	225.0
Income Taxes (38.25%)	86.1
Adjusted Dollar Tree Segment Net Income	$138.9
Dollar Tree Segment Adjusted Basic EPS	$0.67
Dollar Tree Segment Adjusted Dilutive EPS	$0.67

Share Count Information:
Reported Consolidated Company Weighted Average Basic Shares Outstanding	214.3
Less: Shares related to Family Dollar acquisition	8.1
Dollar Tree Segment Weighted Average Basic Shares Outstanding	206.2

Reported Consolidated Company Weighted Average Dilutive Shares Outstanding	215.3
Less: Shares related to Family Dollar acquisition	8.3
Dollar Tree Segment Weighted Average Dilutive Shares Outstanding	207.0